UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2009

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas		78731
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 26, 2009, Borland Software Corporation (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2008.

The press release relating to the announcement of the Company’s financial results for the quarter and year ended December 31, 2008 is furnished herewith as Exhibit 99.1.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company made reference to non-GAAP financial information in the press release and the conference call referenced in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures, including information about forward-looking non-GAAP financial measures, is contained in the attached press release.

Item 2.06 Material Impairments.

On February 25, 2009, the Company concluded that it would record a goodwill impairment charge of $77.7 million for the fourth quarter of 2008, which was the total amount of goodwill remaining following the goodwill impairment charge recorded in the third quarter of 2008. This additional impairment charge in the fourth quarter of 2008 was the result of additional impairment testing performed by the Company due to the deterioration of general economic conditions and the continued decline of the Company’s market capitalization in the fourth quarter of 2008. The impairment charge will not require any cash expenditure.

Item 9.01 Financial Statements and Exhibits.

Press release announcing Borland Software Corporation's financial results for the quarter and year ended December 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

February 26, 2009	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Acting President & CEO and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Borland Software Corporation press release, dated February 26, 2009, announcing financial results for the quarter and year ended December 31, 2008